UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): September 20, 2023

FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	001-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 700, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On September 20, 2023, Flowserve Corporation (the “Company”) announced that John Friedery, a director of the Company, would retire from the Company’s Board of Directors (the “Board”) effective December 8, 2023. Mr. Friedery’s decision to retire is not the result of any disagreement with management or the Board or the Company. The Company and the Board wish to thank Mr. Friedery for his exceptional years of service and significant contributions to the Company.

Election of Directors

On September 20, 2023, the Company also announced that Cheryl H. Johnson, Chief Human Resources Officer for Caterpillar Inc. (“Caterpillar”) has been elected by the Board as a new member of the Board, effective December 8, 2023.  Ms. Johnson joined Caterpillar in 2017. Prior to joining Caterpillar, Ms. Johnson was the Executive Vice President at Textron from 2012 to 2017 and the Director of Talent and Organization Development at Bell Helicopter from 2009 to 2012.

Ms. Johnson will fill the newly created directorship resulting from the retirement of John Friedery as a director of the Company effective December 8, 2023. In connection with her election to the Board, Ms. Johnson has also been appointed as a member of the Organization and Compensation Committee and Finance and Risk Committee of the Board.  Ms. Johnson is expected to be nominated for reelection by the Company’s shareholders at the 2024 annual meeting of shareholders.  There is no agreement or understanding between Ms. Johnson and any other person pursuant to which she was selected as a director.

The Board has made an affirmative determination that Ms. Johnson qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence and qualifies as independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  There have been no transactions directly or indirectly involving Ms. Johnson that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Ms. Johnson will be compensated for her service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated April 13, 2023, under the heading “Director Compensation”.

Item 7.01 Regulation FD Disclosure.

On September 20, 2023, the Company issued a press release announcing the retirement of Mr. Friedery and the election of Ms. Johnson effective December 8, 2023. The press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 20, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: September 20, 2023	By:	/S/ SUSAN C. HUDSON
Susan C. Hudson
Senior Vice President, Chief Legal Officer
and Corporate Secretary